Exhibit 1

AGREEMENT REGARDING THE JOINT FILING OF
SCHEDULE 13D

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: November 24, 2014

CERIDIAN LLC

By:	/s/ Laura K. Mollet
	Name:	Laura K. Mollet
	Title:	Executive Vice President and Chief Financial Officer

FOUNDATION HOLDING LLC

By:	/s/ Laura K. Mollet
	Name:	Laura K. Mollet
	Title:	Executive Vice President and Chief Financial Officer

CERIDIAN HOLDING LLC

By:	/s/ Laura K. Mollet
	Name:	Laura K. Mollet
	Title:	Chief Financial Officer

THOMAS H. LEE ADVISORS, LLC
BY: THL HOLDCO, LLC

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Managing Director